Exhibit 99.2

Biovest and VWR Enter into Marketing and Distribution Agreement for AutovaxID

Dedicated AutovaxID Manufacturing Facility in St. Louis to be Operational September 2007

Worcester, MA—(BUSINESS WIRE)—June. 12, 2007—Biovest International, Inc. (OTCBB:BVTI) a majority owned subsidiary of Accentia Biopharmaceuticals Inc (NASDAQ: ABPI) has entered into a distribution agreement with VWR International, Inc., to distribute its breakthrough AutovaxID™ automated cell culture device in North America. The company believes that this agreement will provide AutovaxID with a preferred position in the market and allow the AutovaxID to achieve rapid market penetration. VWR plans to begin its sales and marketing activities of this product line in July 2007.

To support the anticipated demand for its AutovaxID instruments, Biovest also announced today that its manufacturing facility dedicated to producing AutovaxID units in St. Louis, MO will be operational in September 2007. The new facility consists of 17,000 square feet customized for the manufacture of this new product.

Under the terms of the VWR agreement, Biovest and VWR will service North American customers in an integrated manner. In addition to increasing AutovaxID’s presence in the North American market with broader sales representation and customer relationships, VWR will be working with Biovest to offer additional products and services to its cell culture customers. Biovest will continue to support North American customers with direct sales representation and field applications support personnel as well as provide technical support and instrument service from its U.S. offices.

Dr. Steve Arikian, Chairman and Chief Executive Officer of Biovest commented, “The AutovaxID is a major advance in cell culture for production of complex biologics, especially in personalized medicine. This agreement with VWR greatly enhances our access to North American customers through their team of Life Science Specialists and high visibility in their marketing program.”

The AutovaxID is a fully automated, reusable instrument that employs a fully disposable, closed-system cell-growth chamber incorporating a hollow-fiber cell-growth cartridge. This unique bioreactor replaces conventional stainless steel, glass, and plastic cell-growth chambers that require up to ten times as much laboratory space. Because it is fully enclosed and automated, AutovaxID requires almost no supervision and is less expensive to operate. AutovaxID is a technologically-advanced commercial cell culture system for personalized medicine applications, enabling scalable, cost-effective production of cells or cell-derived products, including monoclonal antibodies.

Biovest plans to utilize the AutovaxID technology to streamline commercial manufacture of its proprietary anti-cancer vaccine, BiovaxID™, which is currently in a pivotal Phase III Clinical Trial and under Fast Track status with the US FDA. On June 4, 2007 Biovest announced that it intends to submit to global regulatory authorities for accelerated conditional approval of BiovaxID.

According to Brian Kerslake, VWR Vice President of Life Science. “Our agreement enhances VWR’s supplier network by extending AutovaxID’s high quality and innovative automated cell culture instruments to our customers. Our relationship will continue to strengthen VWR’s ability to provide our customers with superior solutions and technology.”

About VWR International, Inc.

VWR International is a leader in the global research laboratory industry with worldwide sales in excess of $3 billion US dollars. VWR’s business is highly diversified across products and services, geographic regions and customer segments. The company offers products from a wide range of manufacturers, to a large number of customers primarily in North America, Europe and other locations. VWR’s principal customers are major pharmaceutical, biotechnology, chemical, technology, clinical, food processing and consumer product companies, universities and research institutes, governmental agencies, environmental testing organizations, and primary and secondary schools. VWR distributes a diversified product mix, including chemicals, glassware and plasticware, equipment and instruments, furniture, protective apparel, production and safety products, and other life science and laboratory products and supplies. VWR supports its customers by providing storeroom management, product procurement, supply chain systems integration, technical services and laboratory bench top delivery. VWR maintains operations in over 20 countries and employs over 6,000 people worldwide. VWR International is headquartered in West Chester, Pennsylvania. VWR-G

For more information on VWR International, phone 1-800-932-5000, visit www.vwr.com, or write, VWR International, Inc., 1310 Goshen Parkway, P.O. Box 2656, West Chester, PA 19380-0906.

About Biovest International, Inc.

Biovest International, Inc., is a pioneer in the development of advanced individualized immunotherapies for life-threatening cancers of the blood system. Biovest is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc., (NASDAQ:ABPI ) with its remaining shares publicly traded. Biovest has a foundation in the manufacture of biologics for research and clinical trials. In addition, Biovest develops, manufactures and markets patented cell culture systems, including the innovative AutovaxID(TM), which is being marketed as an automated vaccine manufacturing instrument and for production of cell-based materials and therapeutics. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Fast Track status by the FDA. For further information, visit the Company Web site at www.biovest.com.

About Accentia Biopharmaceuticals, Inc.

Accentia Biopharmaceuticals, Inc. and its subsidiaries (collectively referred to as the “Company” or “Accentia”) is a vertically integrated biopharmaceutical company focused on the development and commercialization of drug candidates that are in late-stage clinical development and typically are based on active pharmaceutical ingredients that have been previously approved by the FDA for other indications. Usually these drug candidates can access the accelerated 505(b)(2) regulatory approval pathway, which is generally less time-consuming and less expensive than the typical 505(b)(1) pathway that must be used for new chemical entities. The Company’s lead product candidate is SinuNase(TM), a novel application and formulation of a known therapeutic to treat chronic rhinosinusitis. SinuNase has been granted Fast Track status by the FDA and it is currently in a pivotal Phase 3 clinical trial. During this fiscal year, the Company also plans to file an Investigative New Drug (IND) for a pivotal Phase 3 clinical trial of Revimmune, to treat numerous autoimmune diseases with an initial indication targeting refractory relapsing-remitting Multiple Sclerosis. Revimmune is based on pulsed, ultra-high dosing of a well-known chemotherapeutic agent under a risk management program. Additionally, through an investment strategy, the Company has acquired the majority ownership interest in Biovest International, Inc. (“Biovest”), (BVTI.OB) and a royalty interest in Biovest’s lead drug candidate, BiovaxID(TM) and any other biologic products developed by Biovest. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Fast Track status by the FDA. In addition to these product candidates, the Company has a specialty pharmaceutical business which markets products focused on respiratory disease and an analytical consulting business that serves customers in the biopharmaceutical industry. For further information, visit the Company Web site at www.accentia.net.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune(TM) SinuNase(TM), BiovaxID(TM), AutovaxID(TM), CRSFungal Profile(TM) and any other statements relating to products, product candidates, product development programs the FDA or clinical study process including the commencement, process or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contact:

Biovest International, Inc., New York, NY

Steven Arikian, MD

Chairman and Chief Executive Officer

Tel 212 686 4100 ext 8640

sarikian@biovest.com

Accentia Biopharmaceuticals, Inc., Tampa, FL

Susan Bonitz, Ph.D.; 813-864-2554-Extension 277

sbonitz@accentia.net

VWR International, Inc.

Brian Kerslake

Vice President, Life Science

610-429-2828

brian_Kerslake@vwr.com

Investors:

The Investor Relations Group, New York

Adam S. Holdsworth, 212-825-3210

or

Media:

Janet Vasquez, 212-825-3210